Exhibit 99.1

Dell Reports Fiscal Year 2014 First Quarter Financial Results

  Revenue of $14.1 billion
  Enterprise Solutions, Services and Software revenue up 12 percent
  GAAP earnings of $0.07 per share; non-GAAP earnings of $0.21 per share

ROUND ROCK, Texas--(BUSINESS WIRE)--May 16, 2013--Dell today announced fiscal 2014 first quarter results, with revenue of $14.1 billion, as the company grew revenue from Enterprise Solutions, Services and Software 12 percent year over year to $5.5 billion, or 8 percent growth, excluding the acquisition of Quest Software. Pricing adjustments that affected gross margins and continued acquisition-related costs in the quarter resulted in GAAP earnings of $0.07 per share and non-GAAP earnings of $0.21 per share.

“We made progress in building our enterprise solutions capabilities in the first quarter and are confident in our strategy to be the leading provider of end-to-end scalable solutions,” said Brian Gladden, Dell chief financial officer. “In addition, we have taken actions to improve our competitive position in key areas of the business, especially in end-user computing, and it has affected profitability. We’ll also continue to make important investments to support our strategy and drive long-term profitability.”

Results

  Revenue in the quarter was $14.1 billion, a 2 percent decrease from the previous year.
  GAAP operating income for the quarter was $226 million, or 1.6 percent of revenue. Non-GAAP operating income was $590 million, or 4.2 percent of revenue.
  GAAP earnings per share in the quarter was 7 cents, down 81 percent from the previous year; non-GAAP EPS was 21 cents, down 51 percent.
  Cash used in operations in the quarter was $39 million. On a trailing, 12-month basis, Dell has generated $3.4 billion in cash flow. Dell ended the quarter with $13.2 billion in cash and investments.

Fiscal-Year 2014 First Quarter Results

	First Quarter
(in millions)	FY14	FY13	Change
Revenue	$14,074	$14,422	(2)%

Operating Income (GAAP)	$226	$824	(73)%
Net Income (GAAP)	$130	$635	(79)%
EPS (GAAP)	$0.07	$0.36	(81)%

Operating Income (non-GAAP)	$590	$1,010	(42)%
Net Income (non-GAAP)	$372	$761	(51)%
EPS (non-GAAP)	$0.21	$0.43	(51)%

Information about Dell’s use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. Non-GAAP financial information excludes amortization of purchased intangibles, severance and facility-actions, acquisition-related charges, costs incurred in Fiscal 2014 related to Dell’s proposed merger, and other items. All comparisons in this press release are year over year unless otherwise noted.

Operating Segments Summary:

As previously announced, Dell has realigned its global operating segments to its end-to-end solutions portfolio in the Enterprise Solutions Group, Dell Services, Dell Software Group, and End User Computing Group.

  Enterprise Solutions Group revenue was $3.1 billion, a 10 percent increase. Operating income for the quarter was $136 million, a 71 percent increase. Dell server and networking revenue increased 16 percent as the company gained share in the calendar first quarter. Dell networking continued to deliver strong growth, with a 24 percent revenue increase, including a 46 percent growth in the company’s Force10 business. Dell storage revenue declined 10 percent.
  Dell Services revenue grew 2 percent to $2.1 billion driven by an 11 percent increase in revenue for infrastructure, cloud and security services. Support and deployment revenue increased 2 percent and applications and business process services declined 15 percent. Operating income was $370 million, a 10 percent increase.
  Dell Software revenue was $295 million, resulting in an operating loss. Dell enhanced its software capabilities during the quarter, investing in additional sales capability and research and development. Consistent with the company’s business strategy when it acquired Quest Software, this business is on track to be accretive to earnings in the first quarter of fiscal year 2015.
  End User Computing revenue was $8.9 billion in the quarter, a 9 percent decrease. Operating income for the quarter was $224 million, a 65 percent decrease. Dell desktop and thin-client revenue declined 2 percent, mobility revenue declined 16 percent, and software from third parties and peripherals revenue declined 6 percent.

Company Outlook:

Given the company’s announcement on Feb. 5 of a definitive merger agreement to take Dell private, the company is not providing an outlook for the fiscal 2014 second quarter.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services that give them the power to do more. For more information, visit www.dell.com. As previously announced, the first-quarter analyst call with Brian Gladden, CFO, and Tom Sweet, corporate controller, will be webcast live today at 3:45 p.m. CDT and archived at www.dell.com/investor. To monitor highlighted facts from the analyst call, follow on the Dell Investor Relations Twitter account at: http://twitter.com/dellshares or hashtag #DellEarnings. To communicate directly with Dell, go to www.dell.com/dellshares.

Non-GAAP Financial Measures:

This press release includes information about non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively with non-GAAP gross margin and non-GAAP operating expenses, the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. In the following tables, Dell has provided a reconciliation of each historical non-GAAP financial measure to the most directly comparable GAAP financial measure under the heading “Reconciliation of Non-GAAP Financial Measures.” Dell encourages investors to review the reconciliation in conjunction with Dell’s presentation of these non-GAAP financial measures.

Special Note on Forward Looking Statements:

Statements in this press release that relate to future results and events are forward-looking statements and are based on Dell's current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: effects of our proposed merger; intense competition; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; Dell’s ability to achieve favorable pricing from its vendors; weak global economic conditions and instability in financial markets; Dell’s ability to manage effectively the change involved in implementing strategic initiatives; successful implementation of Dell’s acquisition strategy; Dell’s cost-efficiency measures; Dell’s ability to effectively manage periodic product and services transitions; Dell’s ability to deliver consistent quality products and services; Dell’s ability to generate substantial non-U.S. net revenue; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell’s sales channel partners; access to the capital markets by Dell or its customers; weak economic conditions and additional regulation affecting our financial services activities; counterparty default; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; loss of government contracts; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; infrastructure disruptions; cyber-attacks or other data security breaches; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; Dell’s ability to attract, retain, and motivate key personnel; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended February 1, 2013. Factors or risks that could cause our actual results to differ materially from the results we anticipate also include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally. Dell assumes no obligation to update its forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC an amended preliminary proxy statement and other documents relating to the proposed merger on May 13, 2013. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders. Stockholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.

Consolidated statements of income, financial position and cash flows and other financial data follow.

Dell is a trademark of Dell Inc. Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended		% Growth Rates
	May 3,	May 4,
	2013	2012	Yr. to Yr.

Net revenue
Products	$10,902	$11,423	(5%)
Services, including software related	3,172	2,999	6%
Total net revenue	14,074	14,422	(2%)

Cost of net revenue
Products	9,244	9,330	(1%)
Services, including software related	2,083	2,025	3%
Total cost of net revenue	11,327	11,355	0%

Gross margin	2,747	3,067	(10%)

Operating expenses
Selling, general and administrative	2,208	2,009	10%
Research, development, and engineering	313	234	34%
Total operating expenses	2,521	2,243	12%

Operating income	226	824	(73%)

Interest and other, net	(68)	(32)	(114%)
Income before income taxes	158	792	(80%)
Income tax provision	28	157	(82%)
Net income	$130	$635	(79%)

Earnings per share:
Basic	$0.07	$0.36	(81%)
Diluted	$0.07	$0.36	(81%)
Cash dividends declared per common share	$0.08	$-

Weighted average shares outstanding:
Basic	1,748	1,759	(1%)
Diluted	1,761	1,774	(1%)

Percentage of Total Net Revenue:
Gross margin	19.5%	21.3%
Selling, general and administrative	15.7%	13.9%
Research, development, and engineering	2.2%	1.7%
Operating expenses	17.9%	15.6%
Operating income	1.6%	5.7%
Income before income taxes	1.1%	5.5%
Net income	0.9%	4.4%
Income tax rate	17.6%	19.8%

Average total revenue/unit (approximate)	$1,460	$1,360

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Segment Information
(in millions, except percentages)
(unaudited)

	Three Months Ended		% Growth Rates
	May 3,	May 4,
	2013(a)	2012	Yr. to Yr.
End User Computing ("EUC"):
Net Revenue:
Desktops and Thin Client	$3,273	$3,335	(2%)
Mobility	3,618	4,328	(16%)
Third-Party software and peripherals	2,029	2,169	(6%)
Total EUC Revenue	8,920	9,832	(9%)
External EUC revenue	8,714	9,632
Internal EUC revenue	206	200
Operating income:
EUC operating income	224	639	(65%)
% of segment revenue	2.5%	6.5%
% of total segment operating income	35%	61%

Enterprise Solutions Group ("ESG"):
Net Revenue:
Servers, peripherals, and networking	2,669	2,343	14%
Storage	424	473	(10%)
Total ESG revenue	3,093	2,816	10%
External ESG revenue	2,959	2,681
Internal ESG revenue	134	135
Operating income:
ESG operating income	136	79	71%
% of segment revenue	4.4%	2.8%
% of total segment operating income	21%	8%

Dell Software Group:
Net Revenue:
Total Dell Software Group revenue	295	38	NM
Operating income:
Dell Software Group operating income	(85)	(6)	NM
% of segment revenue	-28.7%	-16.0%
% of total segment operating income	-13%	-1%

Dell Services:
Net Revenue:
Support and deployment	1,202	1,176	2%
Infrastructure, cloud, and security services	612	550	11%
Applications and business process services	295	347	(15%)
Total Dell Services revenue	2,109	2,073	2%
External Dell Services revenue	2,106	2,071
Internal Dell Services revenue	3	2
Operating income:
Dell Services operating income	$370	$338	10%
% of segment revenue	17.6%	16.3%
% of total segment operating income	57%	32%

Reconciliation to consolidated net revenue:
Total segment revenue	$14,417	$14,759
Less internal revenue	(343)	(337)
Total consolidated net revenue	$14,074	$14,422

Reconciliation to consolidated operating income:
Total segment operating income	$645	$1,050
Unallocated corporate expenses(b)	(55)	(40)
Amortization of intangible assets	(196)	(110)
Severance and facility actions and acquisition-related costs	(80)	(76)
Other (c)	(88)	-
Total consolidated operating income	$226	$824

(a) Includes the results of Dell's Fiscal 2013 acquisitions.
(b) Unallocated corporate expenses include broad based long-term incentives, certain short-term incentive compensation expenses, and other corporate items that are not allocated to Dell's reporting segments.
(c) Other includes expenses associated with Dell's proposed merger and retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014.

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Condensed Consolidated Statement of Financial Position
(in millions, unaudited)

	May 3,	February 1,
	2013	2013
Assets:
Current assets:
Cash and cash equivalents	$10,419	$12,569
Short-term investments	486	208
Accounts receivable, net	6,440	6,629
Short-term financing receivables, net	2,991	3,213
Inventories, net	1,387	1,382
Other current assets	3,936	3,967
Total current assets	25,659	27,968
Property, plant and equipment, net	2,136	2,126
Long-term investments	2,303	2,565
Long-term financing receivables, net	1,383	1,349
Goodwill	9,289	9,304
Purchased intangible assets, net	3,176	3,374
Other non-current assets	845	854
Total assets	44,791	47,540

Liabilities and Stockholders' Equity:
Current liabilities:
Short-term debt	3,133	3,843
Accounts payable	10,990	11,579
Accrued and other	3,402	3,644
Short-term deferred revenue	4,265	4,373
Total current liabilities	21,790	23,439
Long-term debt	4,115	5,242
Long-term deferred revenue	3,963	3,971
Other non-current liabilities	4,163	4,187
Total liabilities	34,031	36,839

Total Dell stockholders' equity	10,739	10,680
Noncontrolling interest	21	21
Total stockholder's equity	10,760	10,701

Total liabilities and equity	$44,791	$47,540

DELL INC.
Condensed Consolidated Statements of Cash Flows and Related Financial Highlights
(in millions, except ratios)
(unaudited)

	Three Months Ended
	May 3,	May 4,
	2013	2012
Cash flows from operating activities:
Net income	$130	$635
Adjustments to reconcile net income to net cash provided by
operating activities:	(169)	(773)
Change in cash from operating activities	(39)	(138)

Cash flows from investing activities:
Investments:
Purchases	(329)	(673)
Maturities and sales	317	640
Capital expenditures	(158)	(142)
Proceeds from the sale of facility, land, and other assets	4	-
Collections on purchased financing receivables	29	55
Acquisition of business, net of cash received	-	(245)
Change in cash from investing activities	(137)	(365)

Cash flows from financing activities:
Repurchase of common stock	-	(324)
Cash dividends paid	(142)	-
Issuance of common stock under employee plans	24	38
Issuance (repayment) of commercial paper (maturity 90 days or less), net	-	13
Proceeds from debt	547	596
Repayments of debt	(2,384)	(863)
Other	(2)	8
Change in cash from financing activities	(1,957)	(532)

Effect of exchange rate changes on cash and cash equivalents	(17)	(3)

Change in cash and cash equivalents	(2,150)	(1,038)

Cash and cash equivalents at beginning of period	12,569	13,852
Cash and cash equivalents at end of period	$10,419	$12,814

Ratios:
Days of sales outstanding (a)	45	43
Days supply in inventory	11	12
Days in accounts payable	(87)	(87)
Cash conversion cycle	(31)	(32)

(a) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified as other current assets. At May 3, 2013, and May 4, 2012, DSO and days of customer shipments not yet recognized were 41 and 4 days, and 39 and 4 days, respectively.

Note: Ratios are calculated based on underlying data in thousands.

USE OF NON-GAAP FINANCIAL MEASURES

Dell uses non-GAAP financial measures to supplement the financial information presented on a GAAP basis. Dell believes that excluding certain items from Dell’s GAAP results allows management to better understand Dell’s consolidated financial performance from period to period and in relationship to the operating results of our segments, as management does not believe that the excluded items are reflective of Dell’s underlying operating performance. Dell also believes that excluding certain items from Dell’s GAAP results allows management to better project Dell’s future consolidated financial performance because forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Dell believes these non-GAAP financial measures will provide investors with useful information to help them evaluate Dell’s operating results by facilitating an enhanced understanding of Dell’s operating performance, and enabling them to make more meaningful period to period comparisons.

The non-GAAP financial measures presented in this report include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share. These non-GAAP financial measures, as defined by Dell, represent the comparable GAAP measures adjusted to exclude severance and facility action costs and acquisition-related charges, amortization of purchased intangible assets related to acquisitions, costs incurred in Fiscal 2014 related to Dell’s proposed merger, and special retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014 that will be payable in March 2014. Non-GAAP net income and non-GAAP earnings per share also includes the aggregate adjustment for income taxes related to the exclusion of the above items. For more information on each of these items and Dell’s reasons for excluding them, see the detail below. In future fiscal periods, Dell may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

There are limitations to the use of the non-GAAP financial measures presented in this report. Dell’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Dell’s industry, may calculate the non-GAAP financial measures differently than Dell, limiting the usefulness of those measures for comparative purposes. In addition, items such as amortization of purchased intangible assets represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in the non-GAAP financial measures and such measures, therefore, do not reflect the full economic effect of such loss. Further, items such as severance and facility actions, acquisition-related costs, and other charges that are excluded from the non-GAAP financial measures can have a material impact on earnings. Dell’s management compensates for the foregoing limitations by relying primarily on GAAP results and using non-GAAP financial measures supplementally or for projections when comparable GAAP financial measures are not available. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for gross margin, operating expenses, operating income, net income, and earnings per share prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. See below for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented.

The following is a summary of the costs and other items excluded from the most comparable GAAP financial measures to calculate non-GAAP financial measures:

  Severance and Facility Actions and Acquisition-related Costs - Severance and facility action costs are primarily related to facilities charges, including accelerated depreciation and severance and benefits for employees terminated pursuant to cost synergies related to strategic acquisitions and actions taken as part of a comprehensive review of costs. Acquisition-related charges are expensed as incurred and consist primarily of retention payments, integration costs, and other costs. Retention payments include stock-based compensation and cash incentives awarded to employees, which are recognized over the vesting period. Integration costs primarily include IT costs related to the integration of IT systems and processes, costs related to the integration of employees, consulting expenses, and for acquisitions made prior to Fiscal 2013, costs related to full-time employees who were working on the integration. Severance and facility actions and acquisition-related charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although Dell may incur these types of expenses in the future, it believes that eliminating these charges for purposes of calculating the non-GAAP financial measures presented below facilitates a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.
  Amortization of Intangible Assets - Amortization of purchased intangible assets consists primarily of amortization of customer relationships, acquired technology, non-compete covenants, and trade names purchased in connection with business acquisitions. Dell incurs charges related to the amortization of these intangibles, and those charges are included in Dell’s Condensed Consolidated Financial Statements. Amortization charges for purchased intangible assets are significantly impacted by the timing and magnitude of Dell’s acquisitions. Accordingly, these charges may vary in amount from period to period. Dell excludes these charges for purposes of calculating the non-GAAP financial measures presented below to facilitate a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.
  Other Items - Dell also adjusts GAAP financial results for expenses associated with Dell's proposed merger. These expenses consist of professional fees incurred by Dell in connection with Dell's proposed merger as well as the reimbursement of transaction-related expenses incurred by certain participants approved by a special committee of the Board of Directors. In addition, Dell adjusts GAAP financial results for special retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014 that will be payable in March 2014. Dell is excluding these expenses for the purpose of calculating the non-GAAP financial measures presented below because Dell believes these items are outside our ordinary course of business and do not contribute to a meaningful evaluation of Dell's current operating performance or comparisons to Dell's past operating performance.
  The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended		% Growth Rates
	May 3,	May 4,
	2013	2012	Yr. to Yr.

GAAP gross margin	$2,747	$3,067	(10%)

Non-GAAP adjustments:
Amortization of intangibles	140	88
Severance and facility actions and acquisition-related	10	12
Other (a)	2	-
Non-GAAP gross margin	$2,899	$3,167	(8%)

GAAP operating expenses	$2,521	$2,243	12%

Non-GAAP adjustments:
Amortization of intangibles	(56)	(22)
Severance and facility actions and acquisition-related	(70)	(64)
Other (a)	(86)	-
Non-GAAP operating expenses	$2,309	$2,157	7%

GAAP operating income	$226	$824	(73%)

Non-GAAP adjustments:
Amortization of intangibles	196	110
Severance and facility actions and acquisition-related	80	76
Other (a)	88	-
Non-GAAP operating income	$590	$1,010	(42%)

GAAP net income	$130	$635	(79%)

Non-GAAP adjustments:
Amortization of intangibles	196	110
Severance and facility actions and acquisition-related	80	76
Other (a)	88	-
Aggregate adjustment for income taxes	(122)	(60)
Non-GAAP net income	$372	$761	(51%)

GAAP earnings per share - diluted	$0.07	$0.36	(81%)
Non-GAAP adjustments per share - diluted	0.14	0.07
Non-GAAP earnings per share - diluted	$0.21	$0.43	(51%)

Diluted WAS	1,761	1,774

Percentage of Total Net Revenue:

GAAP gross margin	19.5%	21.3%
Non-GAAP adjustment	1.1%	0.7%
Non-GAAP gross margin	20.6%	22.0%

GAAP operating expenses	17.9%	15.6%
Non-GAAP adjustment	(1.5%)	(0.6%)
Non-GAAP operating expenses	16.4%	15.0%

GAAP operating income	1.6%	5.7%
Non-GAAP adjustment	2.6%	1.3%
Non-GAAP operating income	4.2%	7.0%

GAAP net income	0.9%	4.4%
Non-GAAP adjustment	1.7%	0.9%
Non-GAAP net income	2.6%	5.3%

(a) Other includes expenses associated with Dell's proposed merger and retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014.

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

CONTACT:
Dell
Media Contacts: 512-728-4100
David Frink, 512-728-2678
david_frink@dell.com
or
Jess Blackburn, 512-728-8295
jess_blackburn@dell.com
or
Investor Relations Contacts:
Robert Williams, 512-728-7570
robert_williams@dell.com
or
David Mehok, 512-728-4225
david_mehok@dell.com